UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2018

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4919 Noline Ave. Encino, CA 91436

(Address of Principal Executive Offices) (Zip Code)

818 260 0930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters – Execution of letter of intent for Acquisition of California licensed Cannabis/Hemp business

On March 11, 2019 the Imaging3, Inc. (“IGNG” or the “Company”) signed a non-binding letter of intent (“LOI”) to be acquired in a reverse acquisition (the “Acquisition”) by a privately held Los Angeles based cannabis company (the “Acquirer”). The Acquirer holds licenses issued by the State of California to manufacture and distribute cannabis products in California. The Acquirer commenced operations in mid-2018 and has received more than $550,000.00 in revenue from operations since they commenced. The Acquirer maintains facilities in Riverside County California near Palm Springs. On Thursday, March 7, 2019 the Acquirer obtained its final permit and clearance from the local fire department to commence operation of an ethanol extraction laboratory at such facilities and will initiate related extraction and post processing operations as soon as practicable. The Acquirer’s laboratory will be able to extract CBD hemp under Federal law pursuant to the recently signed 2018 Farm Act that classifies CBD hemp as an insurable commodity.

Pursuant to the terms of the LOI, the Company and the Acquirer have initiated negotiations intended to result in completion of a definitive Exchange Agreement (the “Agreement”) encompassing all of the material terms of the Agreement on or before March 31, 2019. Pursuant to the terms of the LOI, the Agreement will provide that upon conclusion of the Acquisition, the Acquirer’s designees shall own 80% of the then outstanding common shares of the Company and the Company’s current shareholders shall own 20% of such outstanding common shares. In addition, the Company will be required to settle certain outstanding creditor obligations on terms acceptable to both the Acquirer and the Company. Furthermore the Acquirer is required to obtain a commitment for a bridge loan of not less than $1,250,000.00 to be funded at the closing of the Acquisition and an equity infusion of up to $10,000,000.00 subsequent to closing of the transaction.

Simultaneous with a successful closing of the Acquisition, the Company will assign all rights to its intellectual property and assets relating to its Dominion imaging technology to a private closely held Company to be owned by IGNG, current IGNG management and board members, certain other persons currently associated with the Company and the Acquirer’s designees in percentages to be negotiated among those persons prior to the closing of the transaction. The Dominion enterprise will thereafter execute its business plan as previously articulated in IGNG’s periodic reports to the SEC.

At the closing, current IGNG officers and directors shall appoint the Acquirer’s designees to officer and directors positions at post acquisition IGNG and resign there officer and director positions.

Exhibits

Exhibit 1. March 11, 2019 letter of intent

Exhibit 99.1 Imaging3 Signs Letter of Intent for Reverse Acquisition by CA Cannabis Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

	By	/s/ John Hollister
	Name:	John Hollister
	Title:	CEO and Director
Date: March 13, 2019